                                  EXHIBIT 23.3
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of LaBranche & Co Inc. of our report dated July 7, 2000, relating to the financial statements of ROBB PECK McCOOEY Financial Services, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Summary Historical Consolidated Financial Data of RPM", "Selected Historical Consolidated Financial Data of RPM" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 16, 2001